UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025 (January 15, 2025)

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-55800	81-3623646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28-10 Jackson Avenue #26N Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

+1 212-945-2080

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Plan and Agreement of Merger

On January 15, 2025, Qrons Inc., a Wyoming corporation (the “Company”), entered into a Plan and Agreement of Merger dated as of January 1, 2025 (the “Merger Agreement”), with First Person Ltd., an Alberta, Canada, corporation (“First Person”), pursuant to which Primary Merger Sub, Inc., a Colorado corporation wholly owned by the Company, will merge (the “Merger”) with and into First Person, with First Person becoming the Company’s wholly-owned subsidiary after the Merger.

First Person is focused on optimizing cognitive performance by pioneering the next wave of consumer products, innovating at the ingredient level, enabling seamless adoption and integration into major consumer markets. With a layered and diversified brand and product platform First Person is focused on multiple protectable and scalable growth opportunities in large existing and emerging high-growth markets. First Person creates, curates and innovates better ingredients that translate into disruptive consumer products.

Pursuant to the Merger Agreement, 8,000 shares of the Company’s newly designated Series B Convertible Preferred Stock will be issued to the shareholders of First Person in the Merger. The Merger closing is expected to occur on or before January 20, 2025, assuming the satisfaction of several conditions, including (a) First Person’s obtaining funding commitments of not less than $250,000, (b) the Company’s entering into an anti-dilution agreement with certain affiliates of the Company, (c) the consummation of a stock purchase agreement relating to the sale of all outstanding shares of the Company’s Series A Preferred Stock, the Company’s voting-control securities, by their current holders to an affiliate of First Person and (d) customary closing conditions, including the receipt of necessary approval from each of the Company and First Person, including its shareholders, the accuracy of the representations and warranties of the other party, performance by the other party of its obligations under the Merger Agreement, and the absence of any material adverse changes in the condition of the other party. The Company’s management sees no impediment to the consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or First Person, their respective affiliates or their respective businesses.

               Anti-Dilution Agreement. In conjunction with the Merger Agreement, the Company and the Company’s current directors, Jonah Meer and Ido Merfeld, and a company managed by Mr. Meer (collectively, the “Shareholders”), are to enter into an anti-dilution agreement (the “Anti-Dilution Agreement”), the form of which is attached as Exhibit C to the Merger Agreement. Under the Anti-Dilution Agreement, the Shareholders would be protected from dilution of their respective common stock ownership percentages for a period of 12 months from the date on which the Company shall have filed its Annual Report on Form 8-K for the year ended December 31, 2024.

               Stock Purchase Agreement. In conjunction with the Merger Agreement, the Company’s current directors, Jonah Meer and Ido Merfeld, are to enter into a stock purchase agreement (the “Control SPA”) with Cory J. Rosenberg, a Director and Chief Executive Officer of FP, who will assume such offices of the Company upon the closing of the Merger Agreement. The Control SPA is to close simultaneously with the Merger Agreement.

The foregoing description of the Merger Agreement, including the Anti-Dilution Agreement attached thereto as Exhibit C, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, including the Anti-Dilution Agreement attached thereto as Exhibit C, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2025, the Company filed with the State of Wyoming an Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”), which (a) restated the Certificate of Designation of the Company’s Series A Preferred Stock, as summarized below, and (b) established a Series B Convertible Preferred Stock with the rights, preferences, powers, restrictions and limitations, as summarized below.

               Series A Preferred Stock. The Articles of Amendment reduced the number of shares designated as Series A Preferred Stock from 10,000 shares to 2,000 shares.

               Series B Convertible Preferred Stock. The rights, preferences, powers, restrictions and limitations of the Series B Convertible Preferred Stock are summarized below.

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be Eight Thousand (8,000).

Section 2. Fractional Shares. The Series B Preferred Stock may be issued in fractional shares.
Section 3. Voting Rights. The holders of the Series B Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a total of 99,943,448 votes.

Section 4. Dividends. The Series B Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series B Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the common stock (the “Common Stock”) of the Company multiplied by the Conversion Rate, as that term is defined in Section 6(b).

Section 5. Liquidation. The holders of Series B Preferred Stock shall not be entitled to any manner of liquidation preference payment, except that holders of Series B Preferred Stock shall be permitted to exercise immediately their rights to conversion, as set forth herein, in the event the Company determines to liquidate or suffers liquidation by reason of any order by a court of competent jurisdiction.

Section 6. Conversion and Adjustments.

(a) Automatic and Sole Conversion. On the third business day immediately following the Company’s having increased the number of authorized shares of Common Stock to no fewer than 500,000,000 shares (the “Automatic Conversion Date”), all then-outstanding shares of Series B Preferred Stock shall, ipso facto, be converted into shares of the Company’s Common Stock at the then-applicable Conversion Rate, as defined in Section 6(b).

(b) Conversion Rate. On the Automatic Conversion Date, the Series B Preferred Stock shall be convertible into Common Stock as the rate of 12,492.931 shares of Common Stock for each one (1) share of Series B Preferred Stock (the “Conversion Rate”).

(c) Adjustment to Conversion Rate for Stock Dividends, Consolidations and Subdivisions. In case the Company, at any time after the first issuance of a share of the Series B Preferred Stock, shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise) (each an “Underlying Event”), then, and, with respect to each such Underlying Event, the Conversion Rate (as previously adjusted, if at all) in effect immediately prior to such Underlying Change shall, concurrently with the effectiveness of such Underlying Change, be proportionately adjusted.

(d) Adjustments for Reclassifications and Certain Reorganizations. In case the Company at any time after the first issuance of a share of the Series B Preferred Stock shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Company is not the surviving corporation but not otherwise (each a “Reorganization Event”), then, and in each such case, the terms of each share of the Series B Preferred Stock shall be automatically altered, without any action required of the Holder, such that each share of Series B Preferred Stock would, upon conversion, result in the same outcome as if the Company had not completed such Reorganization Event.

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Section 7. Redemption. The Series B Preferred Stock shall not be subject to redemption by the Company.

Section 8. Protection Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock.

The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the holders of the Series B Preferred Stock.

Section 9. Status of Converted Stock. In the event any shares of the Series B Preferred Stock shall be converted pursuant to Section 6 above, the shares so converted shall be cancelled and shall revert to the Company’s authorized but unissued Preferred Stock.

Section 10. Transferability. This Series B Preferred Stock shall be transferable, and may be assigned by the holders, to anyone of their choosing without the Company’s approval, subject to applicable securities laws. Each holder of the Series B Preferred Stock covenants not to engage in any unregistered public distribution of the Series B Preferred Stock when making any assignments.

Section 11. Notices. Any notice required hereby to be given to the holders of shares of the Series B Preferred Stock shall be deemed given if sent by email or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

Section 12. Miscellaneous.

(a) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c) Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

Section 13. Waiver. Any of the rights, powers or preferences of the holders of the Series B Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

Section 14. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series B Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Preferred Stock.

The foregoing description of the Articles of Amendment is qualified in its entirety by the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this Current Report.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Articles of Amendment to Articles of Incorporation filed January 2, 2025
10.1*	Agreement and Plan of Merger among the Company, Primary Merger Sub, Inc. and First Person, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: January 17, 2025	By:	/s/ Jonah Meer
	Name:	Jonah Meer
	Title:	Chief Executive Officer

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